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                                                                  EXHIBIT 23.3
                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 of our report dated May 31, 1996 except as to Note 14 for which the date is November 8, 1996, on our audits of the combined financial statements and financial statement schedule of Pegasus Communications Corporation. We also consent to the reference to our firm under the caption "Experts" and "Selected Historical and Pro Forma Combined Financial Information."


/s/ Coopers & Lybrand, L.L.P.
--------------------------------
Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
January 23, 1997



                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to the inclusion in this registration statement on Form S-1 of our report dated March 8, 1996 on our audits of the financial statements of WTLH, Inc.


/s/ Coopers & Lybrand, L.L.P.
-------------------------------
Coopers & Lybrand L.L.P.



Jacksonville, Florida
January 23, 1997




                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-1 of our report, which includes an explanatory paragraph regarding the restatement of depreciation expense, dated August 9, 1996 except as to Note 10 for which the date is August 29, 1996, on our audits of the financial statements of Dom's Tele-Cable, Inc.


/s/ Coopers & Lybrand L.L.P.
---------------------------------
Coopers & Lybrand L.L.P.



San Juan, Puerto Rico
January 23, 1997